CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated November 27, 1995 included in the Pioneer Capital Growth Fund, Pioneer Equity-Income Fund and Pioneer Gold Shares 1995 Annual Reports (collectively, the Pioneer Growth Trust) (and to all references to our firm) included in or made a part of the Pioneer Growth Trust Post-Effective Amendment No. 6 and Amendment No. 7 to Registration Statement File Nos. 33-34801 and 811-6106, respectively.




                                                 ARTHUR ANDERSEN LLP




Boston, Massachusetts
February 23, 1996